UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2016

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71		13-0511250
Commission File Number		(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio		43215-3799
(Address of Principal Executive Offices)		(Zip Code)

614-225-4000 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2016 Samuel Feinstein was appointed a member of the Board of Managers of Hexion Holdings LLC, the indirect parent of the Company (“Holdings”), to fill the vacancy created by David Sambur’s resignation on the same date.
Mr. Feinstein, age 33, has been an investment professional in Apollo Global Management’s private equity business since 2007. He currently serves on the boards of CEVA Holdings LLC, Vectra Corp. and Pinnacle Agriculture Holdings, LLC. Within the past five years, he has also served on the board of directors of Taminco Corporation. Prior to 2007, Mr. Feinstein was a member of the Investment Banking Group at Morgan Stanley, from September 2005 to May 2007. Mr. Feinstein will serve on the Holdings Compensation and Audit Committees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION INC.

Date: November 7, 2016	By:	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer